EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 8-K/A into Aviation Sales Company's previously filed Registration Statement (File No. 333-40429).

Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
December 1, 1997